As filed with the Securities and Exchange Commission on March 8, 1994
                                                       Registration No. 33-42694

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-effective Amendment No. 1
                                    Form S-3
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933

                           THERMO ELECTRON CORPORATION
               (Exact name of registrant as specified in charter)

Delaware                                                              04-2209186
(State or other jurisdiction                                       (IRS Employer
of incorporation or organization)                         Identification Number)

                                 81 Wyman Street
                                  P.O. Box 9046
                                Waltham, MA 02254
                                 (617) 622-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Sandra L. Lambert, Secretary
                           Thermo Electron Corporation
                         81 Wyman Street, P.O. Box 9046
                Waltham, Massachusetts 02254-9046 (617) 622-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Seth H. Hoogasian, Esq.
                                 General Counsel
                           Thermo Electron Corporation
                         81 Wyman Street, P.O. Box 9046
                       Waltham, Massachusetts  02254-9046
                                 (617) 622-1000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement is declared effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                                EXPLANATORY NOTE

     Pursuant to Rule 416 promulgated under the Securities Act of 1993, as amended, this Amendment is being filed to include in this Registration Statement additional shares of Common Stock that may be offered hereby as a result of a three-for-two stock split effected by the Registrant.

P R O S P E C T U S
                                    125,001     SHARES

                           THERMO ELECTRON CORPORATION

                                  COMMON STOCK

                            PAR VALUE $1.00 PER SHARE

      This Prospectus relates to the reoffer and resale of 125,001 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Thermo Electron Corporation (the "Company") issuable upon conversion of the Company's 4 1/2% Convertible Subordinated Debentures due 2001 (the "Debentures"). The Debentures are convertible into the Common Stock, at the option of the holder, at a conversion price of $24.00 per share, subject to certain adjustments. The Shares may be offered by the holder of the Debentures (the "Selling Shareholder") from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by the sale of the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholder and any broker-dealer who acts in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated, all share and per share amounts contained in this prospectus reflect the three-for-two stock split effected by the Company on October 28, 1993.

     None of the proceeds from the sale of the Shares will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisors to the sellers of the Shares) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the sellers of the Shares against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the

Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

March , 1994
      --

                              AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is listed on the New York Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10006.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Sandra L. Lambert, Secretary, Thermo Electron Corporation, 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617) 622-1000).

                                   THE COMPANY

     The Company develops, manufactures and markets environmental and analytical instruments, cogeneration systems, process equipment and biomedical products, and provides environmental and metallurgical services. In addition, the Company performs research and development based on advanced technologies for government and other customers. The Company conducts its business through its divisions and wholly-owned subsidiaries, as well as through majority-owned subsidiaries that are partially owned by the public or by private investors.

     The Company was incorporated in 1956 and is a Delaware corporation. Its principal offices are located at 81 Wyman Street, Waltham, Massachusetts 02254-9046, telephone (617) 622-1000.

                               SELLING SHAREHOLDER

     The following table shows the name of the Selling Shareholder, the number of shares of Common Stock owned by it as of August 15, 1991, the number of shares that may be offered by the Selling Shareholder and the number of shares and percentage of the class it will own after completion of the offering, assuming all of the Shares being offered are sold.

                     Shares of
                    Common Stock  Shares of     Shares of Common
                    Owned Prior  Common Stock  Stock Owned After
      Selling          to the        Being       Completion of
    Shareholder     Offering(1)     Offered       Offering (1)
    -----------     -----------     -------       ------------
                                                          % of
                                                Number    class
                                                ------    -----
Cazenove Fund         182,637       125,001     57,636     0.2%
Management


(1) Calculated in accordance with Securities and Exchange Commission Rule 13d-3, promulgated under the
     Securities Exchange Act of 1934, as amended.

     An affiliate of Cazenove Fund Management, the Selling Shareholder, has served as placing agent and underwriter for certain offerings of securities by the Company and its affiliates (including the sale of the Debentures from the Company to the Selling Shareholder) in the past three years and has received customary compensation therefor. Such affiliate of Cazenove Fund Management may serve in this capacity in the future.

     The Shares are being registered to permit public secondary trading of the Shares from time to time by the Selling Shareholder after conversion of the Debentures. All of the Debentures were acquired by the Selling Shareholder from the Company in a private placement transaction pursuant to a Purchase Agreement dated as of August 15, 1991 (the "Purchase Agreement"), at a gross purchase price of 100% of principal. Cazenove & Co., an affiliate of the Selling Shareholder, acted as placement agent on behalf of the Company in connection with the sale of the Debentures by the Company to the Selling Shareholder. The Company has agreed to pay Cazenove & Co. a placement fee of 1.75% of the gross purchase price of the Debentures. The Company has also agreed, among other things, to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisers to the Selling Shareholder) in connection with the registration and sale of the Shares being offered by the Selling Shareholder.

     The Selling Shareholder represented in its Purchase Agreement that it was purchasing the Shares from the Company for investment, with no present intention of effecting a distribution of such Shares. In recognition of the fact that this investor, even though purchasing the Shares without a view to distribution, may wish to be legally permitted to sell its Shares when it deems appropriate, the Company has filed with the Commission under the Securities Act a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time on the New York Stock Exchange or in privately-negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all the Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, required to be registered for the sale thereof by the Selling Shareholder.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K for the year ended January 2, 1993.
     2. The description of the Company's Common Stock which is contained in its Registration Statement on Form 8-A, filed under the Securities Exchange Act of 1934, and declared effective on August 21, 1980, including any amendment, report or registration statement on Form 8-A filed for the purpose of updating such description.
     3. The description of the Company's Preferred Stock Purchase Rights which is contained in its Registration Statement on Form 8-A, filed under the Securities Exchange Act of 1934 on May 17, 1988, including any amendment, report or registration statement on Form 8-A filed for the purpose of updating such description.
     4. The Company's current report on Form 8-K, as amended, relating to events that occurred on February 26, 1993.
     5. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1993.
     6. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 1993.
     7. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 1993.

     All reports or proxy statements filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  LEGAL OPINION

     Certain legal matters relating to the shares of Common Stock will be passed upon for the Company by Seth H. Hoogasian, General Counsel of the Company. Mr. Hoogasian owns or has the right to acquire 33,623 shares of the Company's Common Stock and 101,000 shares of common stock of the Company's subsidiaries.

                                     EXPERTS

     The financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended January 2, 1993 incorporated by reference in this Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14.  Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities which are being registered hereby, other than underwriting discounts and commissions, are as follows:

                                                           Amount*
                                                           -------
             SEC registration fee   ....................$      816
             New York Stock Exchange listing fee  ......       292

             Legal fees and expenses   .................       100
             Accounting fees and expenses   ............     1,500
             Miscellaneous   ...........................       500


             TOTAL   ...................................$    3,208


     *All amounts are estimated except SEC registration fee and New York Stock Exchange listing fee. All such expenses are paid by the Company.

     Item 15.  Indemnification of Directors and Officers.

     (a) Section 145 of the General Corporation Law of the State of Delaware (Chapter 1, Title 8, Delaware Code of 1953) provides as follows:

     "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses, provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     (b) Section 7 of Article NINTH of the Registrant's Restated Certificate of Incorporation provides as follows:

     "(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except as otherwise provided herein), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     (b) In the case of any action or suit by or in the right of the Corporation to procure a judgment in its favor, no indemnification shall be made (i) except for expenses (including attorneys' fees) or (ii) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

     (f) The indemnification and advancement of expenses provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person."

     (c) Article THIRTEENTH of the Registrant's Restated Certificate of Incorporation provides as follows:

            "No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The foregoing provisions of this Article shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

     (d) The Registrant has an insurance policy issued by the Chubb Group which insures its directors and officers against certain liabilities which might be incurred in connection with the performance of their duties.

     (e) The Registrant has indemnification agreements with its directors and officers that provide the maximum indemnification allowed by law.

     Item 16.  Exhibits.

     See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

     Item 17.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 8, 1994.

                                           THERMO ELECTRON CORPORATION



                                           By:  /s/George N. Hatsopoulos*
                                                George N. Hatsopoulos
                                                President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment on Form S-3 of Thermo Electron Corporation has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                 Title              Date
         ---------                 -----              ----

/s/ George N. Hatsopoulos* President (Chief    March 8,1994
- --------------------------
    George N. Hatsopoulos  Executive Officer
                           and Director


/s/ John N. Hatsopoulos*   Executive Vice      March 8, 1994
- --------------------------
    John N. Hatsopoulos    President (Chief
                           Financial Officer)


/s/ Paul F. Kelleher*      Vice President,     March 8, 1994
- --------------------------
    Paul F. Kelleher       (Chief Accounting
                           Officer)


/s/ John M. Albertine*     Director            March 8, 1994
- --------------------------
    John M. Albertine

/s/ Peter O. Crisp*        Director            March 8,1994
- --------------------------
    Peter O. Crisp


/s/ Elias P. Gyftopoulos*  Director            March 8,1994
- --------------------------
    Elias P. Gyftopoulos


/s/ Frank Jungers*         Director            March 8,1994
- --------------------------
    Frank Jungers


                           Director            March   ,1994
- --------------------------                           --
    Robert A. McCabe

/s/ Frank E. Morris*       Director            March 8,1994
- --------------------------
    Frank E. Morris

                           Director            March   ,1994
- --------------------------                           --
    Donald E. Noble


                           Director            March   ,1994
- --------------------------                           --
    Hutham S. Olayan


/s/ Roger D. Wellington*   Director            March 8,1994
- --------------------------
    Roger D. Wellington



     * The undersigned Sandra L. Lambert, by signing her name hereto, does hereby execute this Amendement on behalf of each of the above-named persons pursuant to powers of attorney by each person as filed with the Securities and Exchange Commission.



                                           /s/ Sandra L. Lambert
                                           Sandra L. Lambert
                                           Attorney-in-Fact

EXHIBIT INDEX

        No.   Description                                          Page
        ---   -----------                                          ----

        4.1   Registrant's Restated Certificate of
              Incorporation, as amended (filed as
              Exhibit 4.1 to the Registrants Registration
              Statement on Form S-3 (No. 33-64324) and incorporated herein by reference).

        4.2 Rights Agreement dated as of May 4, 1998 between the Registrant and The First National Bank of Boston, which includes as Exhibit A the form of Certificate of Designations, as Exhibit B the form of Rights Certificates, and as Exhibit C the Summary of Rights to Purchase Preferred Stock (filed as Exhibit 4.1 to the

              Registrant's Current Report on Form 8-K, as amended (File No. 1-8002) relating to events that occurred on May 4, 1998 and incorporated by reference herein).

        4.3   Specimen Common Stock Certificate of the
              Registrant (filed as Exhibit 4.3 to the
              Registrant's Registration Statement on Form
              S-3 (No. 33-39434) and incorporated herein by reference).

        5     Opinion of Seth H. Hoogasian, Esq.

        23.1 Consent of Seth H. Hoogasian, Esq. (included in Exhibit 5).

        23.2  Consent of Arthur Andersen & Co. (filed as Exhibit

              24 to the Registrant's Annual Report on Form 10-K for the year ended January 2, 1993 (File No.1-8002) and incorporated herein by reference).

        24    Power of Attorney (previously filed).

        99 Purchase Agreements between the Registrant and the Selling Shareholder (previously filed).

                                                                       EXHIBIT 5
                                          March 8, 1994


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

     Re: Registration Statement on Form S-3 Relating to Shares of Common Stock, Par Value $1.00 Per Share, of Thermo
          Electron Corporation

Dear Sirs:

     I am General Counsel to Thermo Electron Corporation (the "Company") and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on Form S-3 of 125,001 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), which may from time to time be sold by certain selling shareholders of the Company.

     I or members of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or members of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact as deemed necessary or appropriate.

     Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and when issued as contemplated by the Registration Statement will be validly issued, fully paid and non-assessable.

     Pursuant to the requirements of the Act, I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, including any amendments thereto, and to the use of my name under the caption "Legal Opinion" in the prospectus constituting a part thereof.

                                           Very truly yours,

                                           /s/ Seth H. Hoogasian

                                           Seth H. Hoogasian